EXHIBIT 4.2

                       COUNTERPART SUBSCRIPTION AGREEMENT
                       ----------------------------------

                             AssureTec Holdings Inc.
                             a Delaware corporation

                             Debenture and Warrants

1. SUBSCRIPTION

     (a) The undersigned (the "Subscriber") hereby irrevocably subscribes to purchase a $_____________ debenture ("Debenture"), with one Warrant for each $3 advanced (the "Warrants") attached, of AssureTec Holdings Inc., a Delaware corporation (the "Company"). For purposes of this Agreement, the Debenture, the Warrants and any and all shares of Company Common Stock acquired by exercise of the Warrants are collectively referred to as the "Securities". Upon execution of this Agreement, a duly authorized officer of the Company shall execute the form of Debenture, Note and Warrant attached hereto as Exhibits A & B in order to issue the Securities to the Subscriber upon receipt of the purchase price. Each participant is a part of syndication to place up to $3,000,000 in total Debentures that contain Warrants to acquire up to 1,000,000 shares in the Company at the rate of one share for each $3 in Debenture face value.

     (b) The Subscriber and the Company each hereby adopts, accepts, and agrees to be bound by all the terms and provisions of this Subscription Agreement (this "Agreement") and to perform all obligations herein imposed upon the Company or the Subscriber with respect to the Securities.

2. COMPANY REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to the Subscriber as follows:

     (a) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. The Company is entitled to own its property of a material nature and to carry on its business of a material nature as and in places where such property is now owned or operated and such business is conducted.

     (b) There is no action or proceeding pending or, to the Company's best knowledge, threatened, brought by or before any federal or state agency having jurisdiction over the operations of the Company that threatens in any material respect the continued operation of the Company or any material part of the Company's business now conducted by it.

     (c) The Company, by appropriate and required corporate action, has duly authorized the execution of this Agreement and the issuance and delivery of the Debenture and Warrants and upon exercise by the Subscriber, the Shares. The Shares, if and when issued in accordance with this Agreement and the Warrant, will not be subject to preemptive or other rights of any Company stockholders and will be validly issued, fully paid and nonassessable.

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     (d) The Company's Certificate of Incorporation has sufficient authorized capital stock for the issuance of the Shares. Performance of this Agreement and compliance with the provisions hereof will not violate any provision of any applicable law or of the Certificate of Incorporation or Bylaws of the Company, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of a material nature of the Company pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Company, other than such breaches, defaults or liens that would not have a material adverse effect on the Company.

     (e) Company shall "piggyback register" all shares that may be issued to Investor under the terms of the Warrant in the any registration statement filed with the SEC subsequent to an IPO under the terms of the Debenture pursuant to which the warrant is being granted subject to approval of the managing underwriter of any such registration.

3. SUBSCRIBER REPRESENTATIONS AND WARRANTIES

The Subscriber hereby represents and warrants to the Company as follows:

     (a) The Subscriber is purchasing the Debenture Convertible to Shares, and will be purchasing additional Shares, if the Subscriber exercises any of the Warrants, for the Subscriber's own account, for investment purposes only, and not for the account of any other person or entity, and not with a view to distribute, assign or resell the Securities to others or to fractionalize the Securities in whole or in part within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state or other securities laws ("State Acts"). The Subscriber will not sell, hypothecate or otherwise transfer the Securities unless permitted under this Agreement and such Securities are registered under the Securities Act and State Acts, or an exemption from registration is available.

     (b) The Subscriber confirms that the Company has provided all due diligence materials requested by the Subscriber to the Subscriber, directly and indirectly, and a reasonable amount of time to review that information has transpired.

     (c) The Company has provided the Subscriber an opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and to obtain any information that the Company possesses or can acquire without unreasonable effort or expense that the Subscriber has requested.

     (d) The Subscriber has conducted the Subscriber's own due diligence in making a decision to purchase the Securities. In evaluating the suitability of an investment in the Company, the Subscriber has not relied upon any representations or other information (whether oral or written) from the Company or any other person or entity acting as an agent for the Company in connection with the offering of the Securities.

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     (e) The Subscriber has carefully considered the suitability of an investment in the Company for the Subscriber's particular tax and financial situation and, to the extent Subscriber believed such discussion necessary, has discussed such suitability with the Subscriber's professional legal, tax and financial advisers. As a result of such consideration and discussion, the Subscriber has determined that the Securities will be a suitable investment for the Subscriber. With respect to tax and other economic considerations involved in this investment, the Subscriber is not and will not be relying on the Company or any other person or entity acting as an agent for the Company in connection with an investment in the Company.

     (f) As of the date hereof, the Subscriber has no need for liquidity with respect to the Subscriber's investment in the Securities to satisfy any existing or contemplated need, undertaking or indebtedness. The Subscriber is able to bear the economic risk of the Subscriber's investment in the Securities for an indefinite period and, at the present time, could afford a complete loss of such investment.

     (g) By reason of the Subscriber's knowledge and belief in business and financial matters, the Subscriber has the capacity to protect the Subscriber's own interest in investments of a nature similar to the Securities.

     (h) The Subscriber recognizes that the Company has no financial or operating history and that all investments in the Company involve substantial risks. The Subscriber is aware that an investment in the Securities is speculative and involves a high degree of risk of loss by the Subscriber.

     (i) The Subscriber is aware that the Company, in issuing the Securities pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder, without complying with the registration provisions of the Securities Act and applicable state securities laws, is relying upon, among other things, the representations and warranties of the Subscriber contained herein. The Subscriber acknowledges that neither the Debenture Convertible to Shares, Warrants, or any Shares acquired by means of converting the Warrant(s), will be registered securities under the Securities Act or State Acts and cannot be sold, assigned, transferred or otherwise disposed of unless subsequently registered under the Securities Act and State Acts or an exemption from such registration is available. The Subscriber further recognizes that the Company is under no obligation to register the Securities or to assist the Subscriber in complying with any exemption from registration.

     (j) The Subscriber understands that none of the Securities are listed on an exchange, that no trading or other market currently exists for the Securities, and that the Securities may never be listed on an exchange and no market may ever exist for the Securities.

     (k) None of the Securities have been offered to the Subscriber by means of
(i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio,
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or (iii) any other form of general solicitation or advertising.

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     (l) The Subscriber understands that any and all Shares distributed to
Subscriber as security under the terms of the Debenture will be imprinted initially with a legend in the form of Exhibit C attached hereto.

     (m) Investor Qualification. Subscriber hereby represents to the Company that it has accurately answered the following questions and the accompanying Investor Questionnaire. Subscriber confirms that it is:

          (i) |_| a corporation, business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

          (ii) |_| any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

          (iii) |_| a an individual, who

               |_| is a director, executive officer or general partner of the issuer of the securities being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

               |_| has an individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeding $1,000,000.

               |_| had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

               |_| none of the above.

          (iv) |_| an entity each equity owner of which is an entity described in a - b above or is an individual who could check one (1) of the first three (3) boxes under subparagraph (iii) above.

4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations, warranties, covenants, agreements and acknowledgements of the Company and the Subscriber in this Agreement shall be true and correct as of the date hereof and as of the date the Company executes the Warrant, and shall survive for a period of five years following the acceptance of this Agreement by the Company.

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5. SUBSCRIBER UNDERSTANDINGS

The Subscriber understands, acknowledges and agrees with the Company as follows:

     (a) No federal or state agency has made any finding or determination as to the fairness of this offering for investment, nor any recommendation or endorsement of the Securities. Any representation to the contrary is unlawful..

     (b) None of the Securities have been registered or qualified under the Securities Act or any state securities statute, and the Securities may never be so registered or qualified. The Company is under no obligation to register or qualify the Securities on behalf of the Subscriber other than those set forth in the Debenture, or to assist the Subscriber in complying with any exemption from registration.

     (c) There can be no assurance that the Subscriber will be able to sell or dispose of the Securities. Moreover, no assignment, sale, transfer, exchange or other disposition of the Securities may be made other than in accordance with this Agreement.

     (d) Any and all assumptions, budgets and forecasts provided to the Subscriber have been included therein for purposes of illustration only, and no assurance is or can be given that actual results will correspond with the results contemplated by the various assumptions set forth therein.

6. MISCELLANEOUS

     (a) Neither this Agreement nor any provisions hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party against whom any waiver, modification, change, discharge, termination, revocation, or cancellation is sought.

     (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by certified mail, return receipt requested, addressed to the other party at the address of such party as set forth on the signature pages hereto, or to such other address furnished by notice given in accordance with this Section.

     (c) Failure of the Company to exercise any right or remedy under this Agreement or any other agreement between the Company and the Subscriber, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by an authorized officer of the Company.

     (d) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware, as such laws are applied by Delaware courts to agreements entered into and to be performed in Delaware by and between residents of Delaware, and shall be binding upon the Subscriber, the Subscriber's heirs, estate, legal representatives, successor and

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

assigns and shall inure to the benefit of the Company and its successors and assigns. In the event that any provision or portion thereon or sentence or portion thereof of this Agreement is ultimately found to be invalid or unenforceable under any applicable statute or rule of law, then such provision or sentence or portion thereof shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof or sentence or portion thereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     (e) The parties hereto, and their respective successors and assigns, hereby consent and subject themselves to the jurisdiction of the State or Federal courts of the state of Delaware.

     (f) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only with the written consent of the Company and the Subscriber.

IN WITNESS WHEREOF, the Subscriber has executed this Counterpart Subscription Agreement representing $______________ in Debenture amount representing one Warrant for each $3 advanced, such as of the ____ day of _______________, 200_.



X________________________________




SUBSCRIPTION ACCEPTED


                                           AssureTec Holdings Inc.
Date:    _________________, 200__



                                           __________________________
                                           R. Bruce Reeves, CEO


                                           AssureTec Holdings Inc.
                                           200 Perimeter Road
                                           Manchester, NH 03104



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                                    EXHIBIT A

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                             ASSURETEC HOLDINGS INC.



                              COUNTERPART DEBENTURE

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                  Issuer:           ASSURETEC HOLDINGS INC.



Securities:         $3,000,000 in Debentures and Warrants to purchase 1,000,000 shares of AssureTec common stock at a price of $3 per share for a period of two years from the date of this Debenture or aggregated counterparts thereof or one year from the effective date of an IPO whichever occurs earlier.


Closing Date:       The date this Debenture is signed.


Promise to Pay:     AssureTec Holdings Inc., a corporation duly organized and
                    existing under the laws of the State of Delaware will, in accordance with the terms of this Debenture, promises to pay to the Investor or the Investor's successors, assigns or legal representatives, the sum of $________________ with interest thereon until the principal and interest shall have been fully paid at the rate of 12% per annum. Interest shall be payable upon repayment of this Debenture. Debenture shall due on or before six (6) months from the date hereof except that the Company can extend for an additional three (3) months by increasing the number of shares under the Warrant attached hereto by 50%.

Funds
Disbursement:       $3,000,000 or portions thereof immediately released, upon
                    Closing Date, to Company by check or wire transfer.

Right of
prepayment:         The Company shall have the right to prepay any or
                    all-outstanding Debenture balance at any time. The balance shall be the face amount repaid plus accrued interest.


Warrants:           The Investor shall receive a warrant to acquire 1,000,000
                    shares of Common stock at the rate of one share for each $3 in Debenture face amount. The warrant will be exercisable on a cash basis for a period of two years from the date of this Debenture or aggregated counterparts thereof or one year from the effective date of an IPO whichever occurs earlier and will have "piggy-back" registration rights and from the Closing Date. Exercise Price of such warrants shall be equal to $6 per Common Stock share.


Share Issuance:     At all times, the Company shall keep available Common Stock duly authorized for issuance against the Convertible. If at any time, the Company does not have available an amount of authorized and non-issued Common Stock necessary to satisfy full Conversion of the then outstanding amount of the Convertible, the Company shall call and hold a special meeting within 30 days of such occurrence, for the sole purpose of increasing the number of shares of Common Stock authorized. Management of the Company shall recommend to shareholders to vote in favor of increasing the number of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of Common Stock authorized.


Legal Fees:         The Company and Investor will each be responsible for and
                    pay their respective legal expenses.


Choice of Law:      This Debenture shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware.



Date of Debenture   _____________________________, 200_



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Company:                                  AssureTec Holdings Inc.





                                          By:______________________________
                                          Name: R. Bruce Reeves
                                          Its:  Chief Executive Officer



Investor:                                 By:
                                          Its:





                                          By:_______________________________
                                          Name:
                                          Title:





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                                    EXHIBIT B



         Counterpart Warrant for up to 1,000,000 Shares of Common Stock



THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS WARRANT, THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT, NOR ANY PORTION THEREOF OR INTEREST THEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER THEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).



Right to Purchase

Up to 1,000,000 Shares




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           WARRANT TO PURCHASE up to 1,000,000 SHARES OF COMMON STOCK
                           OF ASSURETEC HOLDINGS INC.



     This is to Certify that, for value received, ___________________ (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from AssureTec Holdings Inc., a Delaware corporation (the "Company"), at any time on or after date hereof, for a period of two years from the date of this Debenture or aggregated counterparts thereof or one year from the effective date of an IPO whichever occurs earlier, up to Six hundred sixty six thousand six hundred sixty six (1,000,000) shares of the Common Stock, US$.001 par value, of the Company (the "Common Stock") at a purchase price per share equal to US$6 at the rate of one share for each three dollars ($3) of original Debenture balance, subject to adjustment as to the number of shares and purchase price as hereinafter set forth. The shares of the Company's Common Stock issuable upon the exercise of this Warrant are called herein the "Warrant Stock." The price per share of the Warrant Stock as adjusted from time to time as hereinafter set forth is sometimes referred to as the "Exercise Price." The Holder hereof may exercise this Warrant as to all or any portion of the shares of the Warrant Stock which such Holder shall have the right to acquire hereunder. This Warrant is the Warrant referred to in that certain Subscription Agreement of even date herewith (the "Subscription Agreement") between the Company and the Holder.



     (a) Exercise of Warrant. This Warrant may be exercised by presentation and surrender hereof to the Company with the Exercise Notice attached hereto as Annex A. The Warrant shall be deemed to have been exercised when (i) the Company has received a completed Exercise Notice, and (ii) the Company has received payment in the amount of the applicable Exercise Price, notwithstanding that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. If the stock transfer books of the Company shall be closed on the date of receipt of the Exercise Notice and the Exercise Price as aforesaid, the Holder shall be deemed to be the holder of such shares of Common Stock on the next succeeding day on which the stock transfer books of the Company shall be opened. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. In the event this Warrant shall not be exercised within a period of two years from the date of this Debenture or aggregated counterparts thereof or one year from the effective date of an IPO whichever occurs earlier, this Warrant shall become void and all rights hereunder shall cease.

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          (1) Method of Payment. Holder may pay the applicable Exercise Price by cash, check or cash equivalent.



          (2) Expenses of Issuance. The Company shall issue the Shares upon exercise of this Warrant without charge to Holder for any issuance tax or other cost incurred by the Company in connection with such exercise and the related issuance of the Shares. Each of the Shares shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.



          (3) Withholding Taxes. Holder shall satisfy any federal, state, local or foreign withholding tax obligations arising from the exercise of the Warrant or the subsequent disposition of the Shares.



     (b) Reservation of Shares; Stock Fully Paid. The Company agrees that at all times there shall be authorized and reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant. All shares that may be issued upon exercise hereof, will upon issuance, be validly issued, fully paid and non-assessable.



     (c) Fractional Shares. This Warrant shall be exercisable in such manner as not to require the issuance of fractional shares or scrip representing fractional shares. If, as a result of adjustment in the Exercise Price or the number of shares of Common Stock to be received upon exercise of this Warrant fractional shares would be issuable, no such fractional shares shall be issued. In lieu thereof the Company shall pay the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share. The current value shall be an amount, not less than twice book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

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


     (d) Exchange or Assignment of Warrant. Holder may not, directly or indirectly, voluntarily or involuntarily, sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, voluntarily or involuntarily, directly or indirectly (each, a "Transfer") this Warrant, except that Holder may transfer the Warrant to Holder's spouse and direct descendants of Holder, and the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of Holder's estate upon death (each, a "Permitted Transferee"); provided, however, that (x) any such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement with respect to the Shares and (y) any transfer to a Permitted Transferee shall not be in violation of applicable federal or state securities laws.



     (e) Rights of the Holder; Limitation on Liability. The Holder shall not, prior to exercise of this Warrant, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant. No provision hereof, in absence of an affirmative action by the Holder to purchase the Warrant Stock, and no enumeration herein of rights or privileges by the Holder, shall give rise to any liability of the Holder for the Exercise Price of the Warrant Stock.



     (f) Adjustment of Exercise Rights. The Exercise Price or the number of shares of Common Stock to be received upon the exercise of this Warrant, or both shall be subject to adjustment from time to time as follows:



          (l) Dividends. In case any additional shares of Common Stock or any obligation or stock convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable obligations or stock being hereinafter called

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"Convertible Securities") shall be issued as a dividend on any class of stock of the Company, such shares or Convertible Securities shall be deemed to have been issued without consideration, on the day next succeeding the date for the determination of stockholders' entitled to such dividend; and any issuance of any such additional shares of Common Stock as a dividend on Common Stock shall be treated as a subdivision as a whole of the number of shares of Common Stock then outstanding into a greater number of shares, and the Exercise Price shall be adjusted under Subsection (2) of this Section (f) and not under this Subsection (l). If at any time the Company shall declare a cash dividend on its Common Stock and shall, contemporaneously therewith, give to the holders of Common Stock the option to purchase additional Common Stock at a price which shall net the Company in the aggregate substantially the amount, or less than the amount, of such cash dividend, the aggregate number of shares of Common
Stock actually issued and issuable pursuant to the exercise of such option shall be deemed to have been issued as a stock dividend on the date of the expiration of such option.



Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment in the Exercise Price in the case of the issuance at any time or from time to time of any shares of Common Stock pursuant to any exercise of this Warrant.





          (2) Effect of "Split-ups" and "Split-down" and Certain Dividends. In case at any time or from time to time the Company shall subdivide as a whole, by reclassification, by the issuance of a stock dividend on the Common Stock payable in Common Stock, or otherwise, the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, with or without par value, the Exercise Price then in effect shall be reduced proportionately, and the number of shares of Warrant Stock then exercisable hereunder shall be increased proportionately. In case at any time or from time to time the Company shall consolidate as a whole, by reclassification or otherwise, the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, with or without par value, the Exercise Price then in effect shall be increased proportionately and the number of shares of Warrant Stock then exercisable hereunder shall be decreased proportionately.

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


          (3) Statement of Adjusted Exercise Price. Whenever the Exercise Price is adjusted pursuant to any of the foregoing provisions of this Section (f), the Company shall forthwith prepare a written statement signed by the President or the Treasurer of the Company, setting forth the adjusted Exercise Price and any adjustment in the number of shares purchasable hereunder, determined as provided in this Section (f), and in reasonable detail the facts requiring such adjustment. Such statement shall be filed among the permanent records of the Company, shall be furnished to the Holder of each Warrant upon request, and shall be open to inspection by the Holders of the Warrants during normal business hours.



          (4) Effect of Merger or Consolidation. In case the Company shall enter into any consolidation with or merger into any other corporation wherein the Company is not the surviving corporation, or sell or convey its property as an entirety or substantially as an entirety and in connection with such consolidation, merger, sale or conveyance shares of stock or other securities shall be issuable or deliverable in exchange for the Common Stock of the Company, the Holder of any Warrant shall thereafter be entitled to purchase pursuant to such Warrant (in lieu of the number of shares of Common Stock which such Holder would have been entitled to purchase immediately prior to such consolidation, merger, sale or conveyance) the shares of stock or other securities to which such number of shares of Common Stock would have been entitled at the time of such consolidation, merger sale or conveyance, at an aggregate Exercise Price equal to that which would have been payable if such number of shares of Common Stock had been purchased immediately prior thereto. In case of any such consolidation, merger, sale or conveyance, appropriate provision (as determined by resolution of the Board of Directors of the Company with the approval of the Holder) shall be made with respect to the rights and interests thereafter of the Holders of Warrants, to the end that all the provisions of the Warrants (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities.

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


          (5) Reorganization and Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Company (except as provided in Subsection (2) of this Section (f)); the Holder of any Warrant shall thereafter be entitled to purchase pursuant to such Warrant (in lieu of the number of shares of Common Stock which such Holder would have been entitled to purchase immediately prior to such reorganization or reclassification) the shares of stock of any class or classes or other securities or property to which the holder of such number of shares of Common Stock would have been entitled at the time of such reorganization or reclassification, at an aggregate Exercise Price equal to that which would have been payable if such number of shares of Common Stock had been purchased immediately prior to such reorganization or reclassification, appropriate provision (as determined by resolution of the Board of Directors of the Company with the approval of the Holder) shall be made with respect to the rights and interest thereafter of the Warrants (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.



          (6) Distributions. In case the Company shall make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the State of Delaware, then the Holder of this Warrant who thereafter exercises the same as herein provided after the date of record for the determination of those holders of Common Stock entitled to such distribution of assets, shall be entitled to receive for the purchase price of the shares of Common Stock stated in this Warrant, in addition to the Shares of Common Stock, the amount of such assets (or at the option of the Company, a sum equal to the value thereof at the time of such distribution to holders of Common Stock, as such value is determined by the Board of Directors of the Company in good faith), which would have been payable to such Holder had he been the holder of record of such shares of Common Stock on the record date for the determination of those entitled to such distribution.

          (7) Dissolution or Liquidation. In case the Company shall liquidate or wind up its affairs, the Holder of this Warrant shall be entitled, upon the exercise thereof, to receive, in lieu of the shares of Common Stock of the Company which it would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to it upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock of the Company, had it been the holder of record of such shares of Common Stock on the record date for the determination of those entitled to receive any such liquidating distribution; provided, however, that all rights under this Warrant shall terminate on a date fixed by the Company, such date to be not earlier than the date of commencement of proceedings for dissolution, liquidation or winding up and not later than 30 days after such commencement date, unless the Holder shall have, prior to such termination date, exercised this Warrant. Notice of such termination of rights under this Warrant shall be given to the last registered Holder hereof, as the same shall appear on the books of the Company, by mail at least 30 days prior to such termination date. In the event of such notice the Holder may exercise this Warrant prior to the fifth anniversary hereof.



     (g) Limitations on Transfer of Warrant Stock. The Common Stock issuable pursuant hereto has not been registered under the Act. Accordingly, by acceptance hereof the Holder agrees that:



          (l) It will acquire the Common Stock issuable pursuant hereto to be held as an investment and that it will not attempt to sell, distribute or dispose of the same except pursuant to this agreement and:



          (a) pursuant to a registration statement filed and rendered effective under the Act; or



          (b) pursuant to a specific exemption from registration under the Act.

          (2) There shall appear on the certificate or certificates evidencing any Common Stock issued pursuant hereto a legend as follows:

          THIS SECURITY HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION).

     (h) Company shall cover all shares which may be issued to Investor under the terms of this Warrant in the Registration Statement filed with the SEC under the terms of the Debenture pursuant to which this warrant is being granted.



     (i) Notices. All notices, payments, requests and demands and other communications required or permitted under this Warrant shall be deemed to have been duly given, delivered and made if in writing and if served either by personal delivery to the party for whom it is intended or by being deposited, postage prepaid, certified or registered mail return receipt requested to the address shown below or such other address as may be designated in writing hereafter by such party:



          If to the Company:



                       AssureTec Holdings Inc.

                       200 Perimeter Road

                       Manchester, NH 03103

          If to the Holder:













          With a copy to:



                        --------------------

                        --------------------

                        --------------------

                        --------------------



     (i) Governing Law. This Warrant shall be construed and enforced in accordance with and governed by the laws of Delaware.



     (j) Controversy. In the event of any controversy, claim or dispute between the parties hereto, arising out of or relating to this Warrant, the prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, attorneys' fees, and costs.

     (k) Further Assurances. The parties agree to execute, acknowledge and deliver any and all such other documents and to take any and all such of the action as may, in the reasonable opinion of either of the parties hereto be necessary or convenient to efficiently carry out any or all of the purposes of this Warrant.



     (l) Severability. Each and all provisions of this Warrant deemed to be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Warrant.



     (m) Parties in Interest. Assignment. The Company may assign any and all of its rights under this Agreement to its successors, and this Agreement shall inure to the benefit of, and be binding on, the successors of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Holder and his heirs, executors, administrators, successors and assigns.



     (n) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supercedes in its entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder interest except by means of a writing signed by the Company and the Holder.



                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its Chief Financial Officer, and attested by its President as of the ____ day of _____________________________, 2006.





ATTEST:                                      ASSURETEC HOLDINGS INC.




----------------------------                 ----------------------------

R. Bruce Reeves                              Gary Olin

President & CEO                              Secretary Treasurer

                                                                         ANNEX A
                                                                         -------

                                 EXERCISE NOTICE
                                 ---------------

To:      Assuretec Systems Inc.

Dated:

          The undersigned, pursuant to the provisions set forth in the Stock Warrant Agreement dated effective as of ______________, 200_ (the "Agreement"), hereby exercises his right to purchase __________ of the Shares at the Exercise Price of $6 as provided in the Agreement, and makes payment herewith in full therefor, either in the form of cash, check or cash equivalent at the price per share provided in the Agreement.





                                         Signature _____________________












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